                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 1, 2011

                   CONSOLIDATED CAPITAL PROPERTIES IV, LP

           (Exact name of Registrant as specified in its charter)

Delaware	0-11002	94-2768742
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Consolidated Capital Properties IV, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCP IV Arbours of Hermitage, LLC, a Delaware limited liability company (the “Company”).  The Company owns The Arbours of Hermitage Apartments (“Arbours of Hermitage”), a 350-unit apartment complex located in Hermitage, Tennessee.

As previously disclosed, on December 8, 2010, the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Core Real Estate Services LLC, a Michigan limited liability company (the “Purchaser”), to sell Arbours of Hermitage for a total sales price of $17,000,000.

As previously disclosed, on January 11, 2011, the Purchaser delivered written notice of its election to terminate the Purchase Agreement. Pursuant to its terms, the Purchase Agreement was terminated.

As previously disclosed, on January 28, 2011, the Company and the Purchaser entered into a Reinstatement of and Amendment to Purchase and Sale Contract pursuant to which the termination of the Purchase Agreement was rescinded, the Purchase Agreement was reinstated, the feasibility period was extended from January 24, 2011 to March 15, 2011, and the closing date was extended from February 22, 2011 to March 30, 2011.

On March 1, 2011, the Purchaser delivered written notice of its election to terminate the Purchase Agreement. Pursuant to its terms, the Purchase Agreement was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV, LP

By:   ConCap Equities, Inc.

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: March 4, 2011